UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2026

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
7700 Mills Civic Pkwy
West Des Moines, Iowa 50266
1 (515) 342-4678

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series D	ATHPrD	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 7.75% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series E	ATHPrE	New York Stock Exchange

7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064	ATHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Definitive Material Agreements.

Citibank Revolving Credit Agreement

On June 26, 2026, Athene Holding Ltd. (the “Company”), Athene Annuity Re Ltd., a wholly-owned subsidiary of the Company (“AARe”), Athene Life Re Ltd., a wholly-owned indirect subsidiary of the Company (“ALRe”), and Athene USA Corporation, a wholly-owned subsidiary of the Company (“AUSA” and, together with the Company, AARe, ALRe, and any other subsidiary of the Company that becomes a borrower thereunder, collectively the “Citi Borrowers” and individually, a “Citi Borrower”), entered into a credit agreement with a syndicate of banks, including Citibank, N.A., as administrative agent (“Citi Administrative Agent”), and the other lenders named therein (the “Citi Credit Agreement”), which replaces the Credit Agreement among the Company, ALRe, AUSA, AARe, and the banks party thereto and Citibank, N.A., as administrative agent dated June 30, 2023. The Citi Credit Agreement allows for borrowings of up to $1.75 billion, subject to an increase to up to $2.50 billion on the terms described in the Citi Credit Agreement, on a revolving basis.

The Citi Credit Agreement is unsecured and has a commitment termination date of June 26, 2031, subject to two 1-year extensions in accordance with the terms of the Citi Credit Agreement. In connection with the Citi Credit Agreement, the Citi Borrowers entered into a Guaranty, dated as of June 26, 2026 (the “Citi Guaranty”), with the Citi Administrative Agent, pursuant to which (i) the Company and AUSA each, on a joint and several basis, guaranteed all of the obligations of the other Citi Borrowers under and in respect of the Citi Credit Agreement and the other loan documents related thereto and (ii) ALRe and AARe guaranteed certain of the obligations of the other Citi Borrowers under and in respect of the Citi Credit Agreement and the other loan documents related thereto on the terms described therein.

Interest accrues on outstanding borrowings under the Citi Credit Agreement at a rate per annum equal to either: (i) Term SOFR (as defined in the Citi Credit Agreement) plus a margin determined on a sliding scale from 0.875% to 1.500% based on the Debt Rating (as defined in the Citi Credit Agreement) of the Company (currently 1.125%) or (ii) the Base Rate (as defined in the Citi Credit Agreement) plus a margin determined on a sliding scale from 0.000% to 0.500% based on the Debt Rating of the Company (currently 0.125%). Under the Citi Credit Agreement, the Citi Borrowers pay a fee on undrawn commitments at a rate per annum determined on a sliding scale from 0.070% to 0.175% based on the Debt Rating of the Company (currently 0.100%). These fees adjust automatically in the event of a change in the Company’s Debt Rating.

The Citi Credit Agreement contains a number of customary representations and warranties and affirmative and negative covenants, including covenants restricting, subject to certain exceptions, the following:
•the ability to create liens on the Citi Borrowers’ assets and on the equity interests of material subsidiaries;
•the ability of any Citi Borrower or any material subsidiary to make fundamental changes;
•the ability of any Citi Borrower or any subsidiary to engage in certain transactions with affiliates; and
•the ability to make changes in the nature of the Citi Borrowers’ business.

The Citi Credit Agreement also includes financial covenants consisting of: (i) maintenance of a minimum Consolidated Net Worth (as defined in the Citi Credit Agreement) of the Company and its subsidiaries equal to $22,059,963,000 and (ii) a Consolidated Debt to Capitalization Ratio (as defined in the Citi Credit Agreement) of the Company and its subsidiaries not to exceed 40%. Further, the Citi Credit Agreement contains customary events of default, subject to certain materiality thresholds and grace periods for certain of those events of default. The events of default include payment defaults, covenant defaults, material inaccuracies in representations and warranties, certain cross-defaults, bankruptcy and liquidation proceedings and other customary defaults. Upon an event of default, the Citi Credit Agreement provides that, among other things, the commitments may be terminated and the loans then outstanding may be declared due and payable.

The foregoing description of the Citi Credit Agreement and the Citi Guaranty are not complete and are qualified in their entirety by reference to the complete text of the Credit Agreement and the Guaranty, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2025.

Wells Fargo 364-Day Revolving Credit Agreement

On June 26, 2026, AARe, ALRe, and Athene Annuity and Life Company, a wholly-owned indirect subsidiary of the Company (“AAIA” and, together with AARe and ALRe, collectively, the “Wells Borrowers” and individually, a “Wells Borrower”), entered into a credit agreement with a syndicate of banks, including Wells Fargo Bank, National Association, as administrative agent (“Wells Administrative Agent”), and the other lenders named therein (the “Wells Credit Agreement”), which replaces the 364-Day Credit Agreement among the Company, AARe, ALRe, AAIA, and the Wells Administrative Agent dated June 27, 2025. The Wells Credit Agreement allows for borrowings of up to $2.60 billion, subject to being increased to up to $3.10 billion on the terms described in the Wells Credit Agreement, on a revolving basis.

The Wells Credit Agreement is unsecured and has a commitment termination date of June 25, 2027, subject to any extensions of additional 364-day periods with the consent of extending lenders and/or “term-out” of outstanding loans (by which, at the election of the Company, the outstanding loans may be converted to term loans which shall have a maturity of up to one year after the original maturity date), in each case in accordance with the terms of the Wells Credit Agreement. In connection with the Wells Credit Agreement, AARe entered into a Guaranty, dated as of June 26, 2026 (the “Wells Guaranty”), with the Wells Administrative Agent, pursuant to which AARe guaranteed all of the obligations of each other Wells Borrower under and in respect of the Wells Credit Agreement and the other loan documents related thereto. Interest accrues on outstanding borrowings under the Wells Credit Agreement at a rate per annum equal to either: (i) Term SOFR (as defined in the Wells Credit Agreement) plus a margin determined on a sliding scale from 1.000% to 1.250% based on the Financial Strength Rating (as defined in the Wells Credit Agreement) of AARe (currently 1.100%) or (ii) the Base Rate (as defined in the Wells Credit Agreement) plus a margin determined on a sliding scale from 0.000% to 0.250% based on the Financial Strength Rating of AARe (currently 0.100%). Under the Wells Credit Agreement, the Wells Borrowers pay a fee on undrawn commitments at a rate per annum determined on a sliding scale from 0.080% to 0.125% based on the Financial Strength Rating of AARe (currently 0.100%). These fees adjust automatically in the event of the public announcement of a change in AARe’s Financial Strength Rating.

The Wells Credit Agreement contains a number of customary representations and warranties and affirmative and negative covenants, including covenants restricting, subject to certain exceptions, the following:
•the ability to create liens on the Wells Borrowers’ assets and on the equity interests of material subsidiaries;
•the ability of any Wells Borrower or any material subsidiary to make fundamental changes;
•the ability of any Wells Borrower or any subsidiary to engage in certain transactions with affiliates; and
•the ability to make changes in the nature of the Wells Borrowers’ business.

The Wells Credit Agreement also includes a financial covenant consisting of a requirement for AARe and its subsidiaries to maintain a minimum Consolidated Net Worth (as defined in the Wells Credit Agreement) equal to $26,231,407,821. Further, the Wells Credit Agreement contains customary events of default, subject to certain materiality thresholds and grace periods for certain of those events of default. The events of default include payment defaults, covenant defaults, material inaccuracies in representations and warranties, certain cross-defaults, bankruptcy and liquidation proceedings and other customary defaults. Upon an event of default, the Wells Credit Agreement provides that, among other things, the commitments may be terminated and the loans then outstanding may be declared due and payable.

The foregoing description of the Wells Credit Agreement and the Wells Guaranty do not purport to be complete and are qualified in their entirety by reference to the complete text of the Wells Credit Agreement and the Wells Guaranty, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2026.

Item 1.02 Termination and Expiration of Definitive Material Agreements.

Citibank Revolving Credit Agreement

Effective as of June 26, 2026, the Citi Credit Agreement replaced the Credit Agreement dated as of June 30, 2023 among the Company, ALRe, AUSA, AARe, and the banks party thereto and Citibank, N.A., as administrative agent (the “Terminated Citi Credit Agreement”), and the commitments under the Terminated Citi Credit Agreement have been terminated.

Wells Fargo 364-Day Revolving Credit Agreement

Effective as of June 26, 2026, the Wells Credit Agreement replaced the 364-Day Credit Agreement dated as of June 27, 2025 among the Company, AARe, ALRe, AAIA, and the banks party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Expired Wells Credit Agreement”), and the commitments under the Expired Wells Credit Agreement have expired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date:	June 26, 2026	/s/ Louis-Jacques Tanguy
Louis-Jacques Tanguy
Executive Vice President and Chief Financial Officer